UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2011

POWERWAVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1801 E. St. Andrew Place, Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 466-1000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On October 17, 2011, Powerwave Technologies, Inc. (the “Company”) entered into an Agreement of Purchase and Sale (the “Agreement”) with AG Net Lease Acquisition Corp. (the “Purchaser”) pursuant to which the Company will sell to the Purchaser all of its interest in its current corporate headquarters facility located at 1761-1801 E. St. Andrew Place, Santa Ana, California, which is comprised of a building containing approximately 367,045 square feet and the underlying land, and an adjacent vacant 2.87 acre parcel of land  (collectively, the “Real Estate”).  The aggregate consideration to be paid by the Purchaser to the Company pursuant to the Agreement is $49,550,000 in cash.  The closing of the sale is expected to take place prior to October 31, 2011, subject to the satisfaction or written waiver of certain closing conditions and deliveries.  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the Company’s fiscal year 2011.

Pursuant to and upon closing of the Agreement, the Company expects to enter into a 15-year lease with two ten-year extension options with the Purchaser for the Real Estate (the “Lease”), which Lease would be effective as of the date of closing of the Agreement.  The Company expects the initial base rent to be approximately $3,964,000 per annum, payable in quarterly installments of $991,000, escalating 2% per year commencing on the first anniversary of the effective date of the Lease and further expects the Lease to be a triple net lease under which the Company will pay insurance, real estate taxes, maintenance and repair expenses.  The material terms of the Lease will be disclosed upon the execution of the Lease.

Forward-Looking Statements

The foregoing statements regarding the timing of the closing of the sale of the Real Estate and the Company’s expectations regarding the execution of the Lease and the anticipated terms thereof are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Reform Act of 1995. These forward-looking statements are based on information available to the Company as of the date of this Current Report and management’s views and assumptions regarding future events as of the date of this Current Report and are subject to risks and uncertainties which could cause the outcome of future events to differ materially from those assumed or intended. Such potential risks and uncertainties include the inability to satisfy the closing conditions in the Agreement, those described in the Company’s Form 10-K for the fiscal year ended January 2, 2011, and its Form 10-Q for the quarterly period ended July 3, 2011, both of which were filed with the Securities and Exchange Commission (the “SEC”), and other risks and uncertainties detailed from time to time in the Company’s other reports filed with the SEC. The Company urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this Current Report to conform such statements to actual results or to changes in our opinions or expectations except as required by applicable law or the rules of the NASDAQ Stock Market.

Item 2.02  Results of Operations and Financial Condition.

On October 18, 2011, the Company issued a press release to report preliminary revenue information for its third fiscal quarter ended October 2, 2011.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Press release, issued by Powerwave Technologies, Inc. dated October 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERWAVE TECHNOLOGIES, INC.

Date:  October 18, 2011                                                        /s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, issued by Powerwave Technologies, Inc. dated October 18, 2011.